SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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☐	Soliciting Material Pursuant to §240.14a-12

DECKERS OUTDOOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DECKERS OUTDOOR CORPORATION
April 18, 2005
Dear Stockholder:
       We cordially invite you to attend our 2005 Annual Meeting of Stockholders to be held at 9:00 a.m. on Friday, May 20, 2005 at the offices of Sheppard, Mullin, Richter and Hampton LLP, 800 Anacapa Street, Santa Barbara, California 93101. Enclosed are the Notice of Annual Meeting, Proxy Statement and a Proxy Card relating to the Annual Meeting which we urge you to read carefully. Also enclosed is the Company’s 2004 Annual Report to Stockholders on Form 10-K. Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed Proxy Card and return it as promptly as possible to ensure that your shares will be voted. Properly executed Proxy Cards received by the Company prior to the Annual Meeting will be voted in accordance with the instructions indicated in such cards. Because mail delays occur frequently, it is important that the enclosed Proxy Card be returned well in advance of the meeting.

ON BEHALF OF YOUR BOARD OF DIRECTORS

DOUGLAS B. OTTO
Chairman of the Board

DECKERS OUTDOOR CORPORATION
495-A South Fairview Avenue, Goleta, California 93117
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 20, 2005
TO THE STOCKHOLDERS OF
DECKERS OUTDOOR CORPORATION
      Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Deckers Outdoor Corporation, a Delaware corporation (the “Company”), will be held at the offices of Sheppard, Mullin, Richter and Hampton LLP, 800 Anacapa Street, Santa Barbara, California 93101, on Friday, May 20, 2005, beginning at 9:00 a.m., local time. The Annual Meeting will be held for the following purposes:

1. To elect two (2) directors of the Company to serve as Class III directors until the Annual Meeting of Stockholders to be held in 2008.

2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm.

3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.
      The Board of Directors has fixed March 25, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote, in person or by proxy, at the Annual Meeting.
      A list of stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company for ten (10) days prior to the Annual Meeting.
      We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.
      The Proxy Statement that accompanies this Notice contains additional information regarding the proposals to be considered at the meeting, and stockholders are encouraged to read it in its entirety.
      As set forth in the accompanying Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials first will be mailed to stockholders on or about April 18, 2005.
      STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

BY ORDER OF THE BOARD OF DIRECTORS

DOUGLAS B. OTTO
Chairman of the Board
Goleta, California
April 18, 2005

DECKERS OUTDOOR CORPORATION
495-A South Fairview Avenue
Goleta, California 93117
ANNUAL MEETING OF STOCKHOLDERS
To be Held May 20, 2005

PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Deckers Outdoor Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., local time, on May 20, 2005, at the offices of Sheppard, Mullin, Richter and Hampton LLP, 800 Anacapa Street, Santa Barbara, California 93101, and any continuations, postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying proxy card were first mailed to stockholders on or about April 18, 2005.
Method of Voting
      Stockholders can vote by proxy or by attending the Annual Meeting and voting in person. A proxy card (the “Proxy”) is enclosed. If you vote by means of the Proxy, the Proxy must be completed, signed and dated by you or your authorized representative. The completed Proxy may be returned in the postage-paid envelope provided, or by facsimile to the Inspector of Elections at (213) 553-9735. Douglas B. Otto and M. Scott Ash, the designated proxyholders (the “Proxyholders”), are members of the Company’s management. If you hold Common Stock in “street name,” you must either instruct your broker or nominee as to how to vote such shares or obtain a proxy, executed in your favor by your broker or nominee, to be able to vote at the Annual Meeting.
      If a Proxy is properly signed, dated and returned and is not revoked, the Proxy will be voted at the Annual Meeting in accordance with the stockholder’s instructions indicated on the Proxy. If no instructions are indicated on the Proxy, the Proxy will be voted “FOR” the nominees named herein for election as directors, “FOR” ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm, and in accordance with the recommendations of the Board of Directors upon such other business as may properly come before such meeting or any and all continuations, postponements or adjournments thereof.
Record Date
      March 25, 2005 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. As of March 25, 2005, there were outstanding 12,313,258 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”). A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.
Voting Rights
      Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. With respect to all matters, other than the election of the directors, the affirmative vote of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. The Company’s Certificate of Incorporation does not authorize cumulative voting in the election of directors. Directors will be elected by a plurality of the votes of the shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote on the election of directors. An abstention on any proposal submitted to the stockholders, other than the election of directors, will be included in the number of votes cast on that proposal and, accordingly, will have the effect of a vote “AGAINST” the proposal.

      With respect to brokers who are members of a stock exchange, the exchange rules generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals. However, the exchange rules do not require specific instructions in order for a broker to vote on the election of the Class III directors and on ratification of the selection of the Company’s independent registered public accounting firm. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on any proposal that does require specific instructions, those shares will not be considered as present and entitled to vote with respect to that proposal, and accordingly will have the effect of reducing the number of affirmative votes needed to approve the proposal.
Other Business
      If any other matters are promptly presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the nominee of the Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on these matters according to their best judgement to the same extent as the person delivering the proxy would be entitled to vote. At the date this Proxy Statement went to press, we did not anticipate any other matter would be raised at the Annual Meeting.
Revocation of Proxy
      A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      The Company’s Bylaws state that the Board of Directors shall consist of not less than one nor more than seven members. The specific number of Board members within this range is established by the Board of Directors and is currently set at five. There are currently five Board members and no vacancies. The Company’s Certificate of Incorporation provides that the Board shall be classified into three classes of directors, which classes serve staggered three-year terms. The Board currently consists of two directors for both Class I and Class III, and one Class II director. The current term of the Class I directors expires at the Annual Meeting of Stockholders to be held in 2006, the current term of the Class II director expires at the 2007 Annual Meeting of Stockholders, and the current term of the Class III directors expires at the May 20, 2005 Annual Meeting of Stockholders. The Board of Directors is proposing Douglas B. Otto and Gene E. Burleson, who are now serving as Class III directors, for re-election as Class III directors at the Annual Meeting. Each of the Class III directors elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2008, until such director’s successor has been duly elected and qualified or until such director has otherwise ceased to serve as a director. Each nominee has indicated his willingness to serve and, unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the nominees of the Board. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any adjournment or postponement thereof, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as director. Voting shall take place for the two Class III directors, and the two nominees for election as Class III directors at the Annual Meeting who receive the highest number of affirmative votes, will be elected. The nominees have supplied the following background information to the Company:

			Director
Name	Age	Principal Occupation During the Last 5 Years of Experience	Since

Douglas B. Otto	53	Co-founder of the Company in 1973, and an executive officer since that time, Chairman of the Board since 1982, Chief Executive Officer from 1982 through April 10, 2005 and President from January 2003 to April 10, 2005, from March 1999 through February 2000 and from 1982 through May 1998. He also served as Chief Financial Officer from June 1990 through December 1992.	1982
Gene E. Burleson	64	Director of Prospect Medical Holdings, Inc., a healthcare management services organization, since August 2004. Director of Nesco Industries, Inc., a manufacturer of medical products, since November 2004. Director for SunLink Health Systems, an operator of acute hospitals, since October 2003. Chairman of the Board of Alterra Healthcare Corporation, an operator of assisted living facilities, from January 2003 to December 2003 and member of its board of directors from January 1995 to December 2003. Chairman of the Board of Mariner Healthcare, Inc., a long-term healthcare provider, from January 1999 to May 2002. Mr. Burleson has served as a Director of the Company since 1993.	1993
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
“FOR” THE ELECTION OF THE ABOVE NOMINEES.
      None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company.

MANAGEMENT
      The directors and executive officers of the Company are set forth below. The following table includes information with respect to each director and executive officer of the Company.

			Class of
Name	Age	Position	Director

Douglas B. Otto	53	Chairman of the Board of Directors	III
Angel R. Martinez	49	Chief Executive Officer and President
Constance X. Rishwain	47	President of the UGG and Simple Divisions
Robert P. Orlando	52	President of the Teva Division
M. Scott Ash	40	Chief Financial Officer and Assistant Secretary
Patrick C. Devaney	50	Senior Vice President of Global Sourcing, Production and Development
Janice M. Howell	55	Vice President of Operations
John A. Kalinich	37	Vice President of Consumer Direct
Tracey A. Nelson	49	Vice President of Corporate Licensing
Gene E. Burleson	64	Director (1)	III
Rex A. Licklider	62	Director (1)	II
John M. Gibbons	56	Director (1)	I
Daniel L. Terheggen	54	Director	I

(1)	The Board of Directors has determined that each of these Directors is “independent” as that term is defined under Rule 4200 (a) (15) of the Nasdaq Stock Market.
      Douglas B. Otto, co-founder of Deckers in 1973, has served as an executive officer and director since that time, as Chairman of the Board since 1982, as Chief Executive Officer from 1982 through April 10, 2005 and as President from January 2003 through April 10, 2005, from March 1999 through February 2000 and from 1982 through May 1998. He also served as Chief Financial Officer from June 1990 through December 1992.
      Angel R. Martinez joined Deckers on April 11, 2005 as Chief Executive Officer and President. Previously, he was Chief Executive Officer and Vice Chairman of Keen LLC, an outdoor footwear manufacturer, from January 2005 to March 2005, after serving as President and Chief Executive Officer from April 2003 to December 2004, and as an independent consultant since June 2001. Prior thereto he served as Executive Vice President and Chief Marketing Officer of Reebok International Ltd. (Reebok) and as Chief Executive Officer and President of The Rockport Company, a subsidiary of Reebok. Mr. Martinez has been a member of the Board of Directors of Tupperware Corporation since 1998.
      Constance X. Rishwain has been the President of the UGG and Simple Divisions since December 2002 after serving as Vice President, Brand Manager-Simple since January 2001, and Vice President, Brand Manager-UGG since April 1999. Previously, Ms. Rishwain held a variety of positions since joining us in January 1995, including Vice President of Domestic Sales for Teva, UGG and Simple from June 1999 to December 1999, Vice President of Sales — Western Division for Teva, UGG and Simple from December 1997 to June 1999 and Vice President Merchandising for Teva, UGG and Simple from January 1995 to December 1997. Before joining us, Ms. Rishwain held the position of Vice President of Merchandising and Marketing for Impo International Shoe Company from 1988 to 1994 and worked for Nine West from 1984 to 1988 in several capacities.
      Robert P. Orlando has been the President of the Teva Division since December 2002 and was the Vice President — Brand Manager of Teva from May 2000 until December 2002. Previously, Mr. Orlando worked for Adidas-Salomon North America where he was Vice President of Footwear and Apparel from 1999 to 2000 and Business Unit Manager from 1996 to 1999. He was President of Newport Outfitters, a footwear manufacturer, from 1994 to 1996.

      M. Scott Ash has been our Chief Financial Officer since January 1997 and our Assistant Secretary since December 1999. He was our Controller from 1993 through 1996 and was our Secretary from March 1999 to December 1999. Prior to joining us, he was employed by Dole Food Company, Inc. from August 1992 to January 1993 as Manager of Corporate Reporting. Previously, he was a Senior Manager at KPMG LLP where he was employed from September 1986 to August 1992. Mr. Ash is a certified public accountant.
      Patrick C. Devaney has been our Senior Vice President of Global Sourcing, Production and Development since March 2000 and served as our Vice President of Global Sourcing, Production and Development from November 1997 to March 2000. Prior to joining us, Mr. Devaney was employed by Mizuno USA where he was Director of Global Footwear from February 1990 to June 1997 and was a Global Product/ Marketing Manager for Reebok International from 1985 to December 1989.
      Janice M. Howell has been our Vice President of Operations since December 2002, Director of Operations from November 1999 to December 2002 and Director of Human Resources and Administration from January 1992 to November 1999. Ms. Howell previously was employed at Wavefront Technologies, Inc., a computer graphics company, as Director of Human Resources and Administration from 1986 to 1991.
      John A. Kalinich has served as Vice President of Consumer Direct since November 2002, when he joined us in connection with our acquisition of the Teva Rights at that time. Mr. Kalinich served as the director appointed by Mark Thatcher as provided in the agreement between Mark Thatcher and us for our acquisition of the Teva Rights, from November 2002 until June 2004. He is responsible for the protection of our worldwide intellectual property and the operation of the Internet websites for Teva, UGG and Simple. He also served as Director of Corporate Licensing for the Company from November 2002 to August 2004. Prior to joining us, Mr. Kalinich was the Chief Operations Officer for Teva Sport Sandals, Inc. from January 1995 to November 2002. Previously, Mr. Kalinich was employed as an audit senior associate by Coopers & Lybrand LLP from July 1991 to January 1995. Mr. Kalinich is a certified public accountant.
      Tracey A. Nelson joined Deckers as Vice President of Corporate Licensing in August 2004. Ms. Nelson served as Global Leader of Licensing at Fila/ Sports Brands International from September 2003 to July 2004. She served as Vice President of Marketing at Echo Design Group from May 2000 to August 2003. She served as Vice President of Corporate Licensing at Nine West Group from February 1996 to April 2000 and in various licensing and marketing positions at Polo/ Ralph Lauren for the eight years prior.
      Gene E. Burleson has served as a director since September 1993. Mr. Burleson has also served as a director of Prospect Medical Holdings, Inc, a healthcare management services organization, since August 2004. In addition, Mr. Burleson has served as a director of Nesco Industries, Inc., a manufacturer of medical products, since November 2004, and a director for SunLink Health Systems, an operator of acute hospitals, since October 2003. He served as Chairman of the Board of Alterra Healthcare Corporation, an operator of assisted living facilities, from January 2003 to December 2003 and was a member of its board of directors from January 1995 to December 2003. He served as Chairman of the Board of Mariner Healthcare, Inc., a long-term healthcare provider, from January 1999 to May 2002.
      Rex A. Licklider has served as a director since September 1993. He has been Co-Chief Executive Officer and a director of The Sports Club Company, a publicly held developer and operator of health and fitness clubs, since February 2000 and Vice Chairman since 1994. From February 1992 to January 1993, Mr. Licklider was Chairman of the Board of Resurgens Communications Group, a long distance telecommunications company, and from 1975 until February 1992, Mr. Licklider was Chairman of the Board and Chief Executive Officer of Com Systems, Inc., a long distance telecommunications company that merged with Resurgens Communications Group in February 1992.
      John M. Gibbons has served as a director since July 2000. From June 2000 until February 2004, Mr. Gibbons was Vice Chairman of TMC Communications, Inc., a long distance, data and Internet services provider, and was its Chief Executive Officer from August 2001 until February 2004. From June 2000 to August 2001 he was President of TMC Communications, Inc. He has served as a director of National Technical Systems, Inc., a provider of integrated testing, certification, quality registration, systems evaluation and staffing services, since September 2004. Mr. Gibbons was Vice Chairman of Assisted Living Concepts,

Inc., a national provider of assisted living services, from March 2000 to December 2001. Previously, Mr. Gibbons was employed by The Sports Club Company where he was Chief Executive Officer and a director from July 1999 to February 2000 and was President and Chief Operating Officer from July 1995 to July 1999.
      Daniel L. Terheggen has served as a director since September 2002. Mr. Terheggen was the co-founder and has been the Chief Executive Officer of BHPC Global Licensing, Inc. (“BHPC”), an international licensing and marketing firm, since April 1990. Mr. Terheggen has also been the owner of Consolidated Smart Systems, a provider of ancillary services to the multi-housing market throughout California, since June 1973.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Daniel L. Terheggen, a member of the Company’s Board of Directors, is the owner and Chief Executive Officer of BHPC Global Licensing, Inc. (“BHPC”). The Company paid BHPC an aggregate of approximately $168,000 for agency fees related to licensing of the Company’s products during 2004.
INFORMATION ABOUT THE BOARD OF DIRECTORS AND
COMMITTEES OF THE BOARD OF DIRECTORS
Committees of the Board
      The Company has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each member of these committees is “independent” as defined under the applicable rules of Nasdaq and the SEC, except as provided below.
      Audit Committee — The Board has a standing Audit Committee that (i) monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance; (ii) monitors the independence and performance of the Company’s independent registered public accounting firm, and (iii) provides an avenue of communications among the independent registered public accounting firm, management and the Board of Directors. The Committee met seven times during 2004. At the date of this Proxy Statement, Mr. Gibbons was Chairman of the Audit Committee and the Committee was comprised of Messrs. Burleson, Licklider and Gibbons. In February 2005, the Audit Committee recommended, and the Board adopted, a revised charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. The Board has determined that Mr. Gibbons qualifies as an “audit committee financial expert” as defined under the rules of the SEC.
      Compensation Committee — The Board’s Compensation Committee (the “Compensation Committee”) (i) reviews and approves corporate goals and objectives relevant to compensation of the executive officers, (ii) evaluates the performance of the executive officers in light of those goals and objectives, (iii) determines and approves the compensation level of the executive officers based on this evaluation, and (iv) makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company’s 1993 Employee Stock Incentive Plan (the “1993 Plan”) and the Company’s 1995 Employee Stock Purchase Plan (the “Stock Purchase Plan”). The Committee met five times during 2004. At the date of this Proxy Statement, Mr. Burleson was Chairman of the Compensation Committee and the Committee was comprised of Messrs. Burleson, Licklider, Gibbons, and Terheggen. Mr. Terheggen is not “independent” as defined under the applicable rules of Nasdaq. The Company paid BHPC Global Licensing, Inc. an aggregate of approximately $168,000 for agency fees related to licensing of the Company’s products during 2004. Mr. Terheggen is the owner and Chief Executive Officer of BHPC Global Licensing, Inc. However, in accordance with Nasdaq Rule 4350(c)(3)(C), the Compensation Committee is comprised of at least three members, and the Board has determined that Mr. Terheggen’s membership on the Compensation Committee is in the best interests of the Company and its stockholders because of his valuable experience and input. Mr. Terheggen will not serve as a “non-independent” member of the Compensation Committee for longer than two years.

      Corporate Governance and Nominating Committee — The Board has a Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) whose purpose is (i) develop and recommend to the Board a set of corporate governance principles applicable to the Company, (ii) recommend the director nominees to be selected by the Board for the next annual meeting of stockholders, (iii) identify individuals qualified to become Board members, consistent with criteria approved by the Board and (iv) oversee the evaluation of the Board and management. The Committee met three times during 2004. At the date of this Proxy Statement, Mr. Licklider was Chairman of the Corporate Governance Committee and the Committee was comprised of Messrs. Licklider, Burleson, Gibbons and Terheggen. For the reasons discussed above, Mr. Terheggen is not “independent” as defined under the applicable rules of Nasdaq because of his relationship with BHPC Global Licensing, Inc. However, in accordance with Nasdaq Rule 4350(c)(4)(C), the Corporate Governance Committee is comprised of at least three members, and the Board has determined that Mr. Terheggen’s membership on the Corporate Governance Committee is in the best interests of the Company and its stockholders because of his valuable experience and input. Mr. Terheggen will not serve as a “non-independent” member of the Corporate Governance Committee for longer than two years. In February 2005, the Corporate Governance Committee recommended, and the Board adopted, a revised charter for the Corporate Governance Committee, a copy of which is attached as Appendix B to this Proxy Statement.
Nominating Procedures and Criteria
      Among its functions, the Corporate Governance and Nominating Committee considers and approves nominees for election to the Board of Directors. In addition to the candidates proposed by the Board of Directors or identified by the committee, the committee considers candidates for director suggested by stockholders, provided such recommendations are made in accordance with the procedures set forth in the Bylaws and described under “Stockholder Proposals and Director Nominations for the 2006 Annual Meeting — Procedures for Stockholder Nominations”. Stockholder nominations that meet the criteria outlined below will receive the same consideration that the committee’s nominees receive.
      Essential criteria for all candidates considered by the Corporate Governance and Nominating Committee include the following: integrity and ethical behavior, maturity, management experience and expertise, independence and diversity of thought and broad business or professional experience, with an understanding of business and financial affairs, and the complexities of business organizations.
      In evaluating candidates for certain Board positions, the committee evaluates additional criteria, including the following: financial or accounting expertise; industry expertise; accomplishment in designing, marketing, manufacturing, distribution and licensing of footwear, apparel and accessories; business and other experience relevant to public companies of a size comparable to the Company; and experience in investment banking, commercial lending or other financing activities.
      In selecting nominees for the Board of Directors, the committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and generally considers the candidate’s ability to contribute to the success of the Company.
      The Board of Directors’ nominees for the Annual Meeting have been recommended by the Corporate Governance and Nominating Committee, as well as the full Board of Directors.
      Stockholders did not propose any candidates for election at the Meeting.
Communications with Directors
      You may communicate with the chair of our Audit Committee, Corporate Governance and Nominating Committee, or Compensation Committee, or with our independent directors as a group, by writing to any such person or group c/o the Secretary of the Company, at the Company’s office at 495-A South Fairview Avenue, Goleta, CA 93117.

      Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.
Director Attendance
      In 2004, the Company held five meetings of the Board of Directors. During 2004, all of the directors attended at least 75% of the aggregate of the meetings of the Board and of the committees of which they were members.
Director Compensation
      Standard Compensation — Directors who are not employees of the Company or its subsidiaries (“Nonemployee Directors”) previously received an annual retainer for 2004 paid as follows: (i) $11,000 in cash, or, at the option of a Nonemployee Director, exercised ten days prior to the start of each year, in Common Stock of the Company at a 20% discount off the price of the shares at the closing price at the beginning of the year; and (ii) 2,000 shares of the Common Stock of the Company per year. Additionally, Nonemployee Directors received $1,500 for each meeting of the Board and $1,000 for each separately scheduled committee meeting that they attended in 2004 plus reimbursement of any expenses they may incur with respect to such meetings.
      Beginning in 2005, Nonemployee Directors will receive an annual retainer of $20,000 in cash and 1,600 shares of Common Stock per year. Additionally, Nonemployee Directors will receive $1,500 for each meeting of the Board and each committee meeting that they attend plus reimbursement of any expenses they may incur with respect to such meetings. The Audit Committee Chairman receives an additional annual retainer fee of $12,000 and the Committee Chairmen for the Compensation Committee and the Corporate Governance and Nominating Committee each receive an annual retainer fee of $4,000. Directors who are employees of the Company or its subsidiaries serve as directors without compensation.
      Stock Options — In 2004, Nonemployee Directors received additional compensation in the form of stock options granted automatically under the 1993 Stock Incentive Plan. Beginning in 2005, the Nonemployee Directors will no longer receive additional compensation in the form of stock options.

COMPENSATION OF EXECUTIVE OFFICERS
      The following table sets forth for the years ended December 31, 2004, 2003 and 2002, the reportable compensation paid or awarded to the Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company who were executive officers of the Company at December 31, 2004 and received compensation in excess of $100,000 in such year (the “Named Executive Officers”).
Summary Compensation Table

						Long-Term
		Annual Compensation				Compensation

				Nonvested		Securities
				Stock		Underlying	All Other
Name and principal position	Year	Salary	Bonus	Award(s)($)		Options (#)	Compensation

Douglas B. Otto	2004	$345,000	$1,476,000	$376,000	(1)	—	$—
Chief Executive Officer and	2003	345,000	813,000	—		25,000	—
President(2)	2002	345,000	388,000	—		50,000	—

Constance X. Rishwain	2004	160,000	822,000	282,000	(1)	—	—
President of the UGG and	2003	160,000	639,000	—		20,000	—
Simple Divisions	2002	140,000	103,000	—		50,000	—

M. Scott Ash	2004	165,000	413,000	282,000	(1)	—	—
Chief Financial Officer	2003	146,000	204,000	—		20,000	—
	2002	146,000	82,000	—		40,000	—

Patrick C. Devaney	2004	167,000	356,000	282,000	(1)	—	—
Senior Vice President of	2003	167,000	228,000	—		20,000	—
Global Sourcing, Production and Development	2002	167,000	52,000	—		40,000	—

Janice M. Howell	2004	125,000	271,000	188,000	(1)	—	—
Vice President of Operations	2003	110,000	153,000	—		12,500	—
	2002	95,000	38,000	—		25,000	—

(1)	Represents the grant of nonvested stock units under which the executive has the right to receive shares of Common Stock, subject to vesting and target performance. The nonvested stock units were granted to the following executives: Douglas B. Otto (8,000 shares), Constance X. Rishwain (6,000 shares), M. Scott Ash (6,000 shares), Patrick C. Devaney (6,000 shares) and Janice M. Howell (4,000 shares). The stock awards vest 25% per quarter, beginning on March 31, 2008. The value set forth above is based on the closing price on December 31, 2004, which was $46.99. The value of the nonvested stock units on the date of grant was: Douglas B. Otto ($358,000), Constance X. Rishwain ($268,000), M. Scott Ash ($268,000) Patrick C. Devaney ($268,000) and Janice M. Howell ($179,000). The stock awards are not entitled to dividends or dividend equivalents.

(2)	Effective April 11, 2005, Mr. Angel Martinez succeeded Mr. Otto as Chief Executive Officer and President. Mr. Otto continues to be an executive officer and Chairman of the Board of Directors.

Option Exercises and Holdings
      None of the Named Executive Officers were granted any stock options during 2004.
Aggregated Option Exercises in 2004 and
2004 Year-End Option Values

			Number of Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2004		December 31, 2004
	Acquired on	Value
Name	Exercise (#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Douglas B. Otto	—	$—	325,000	55,000	$14,022,485	$2,137,150
Constance X. Rishwain	92,500	2,124,400	19,500	38,000	717,655	1,449,160
M. Scott Ash	110,000	2,644,285	52,000	38,000	2,031,780	1,450,670
Patrick C. Devaney	121,949	3,108,293	30,051	38,000	1,101,570	1,450,670
Janice M. Howell	35,243	1,008,705	12,157	22,100	447,725	835,711
Incentive Compensation Plans
      The Company currently has two incentive compensation plans: (i) The 1993 Stock Incentive Plan (the “1993 Plan”) and (ii) the 1995 Employee Stock Purchase Plan (the “1995 Plan”). The 1993 Plan provides for 3,000,000 shares of Common Stock that are reserved for issuance to officers, directors, employees, and consultants of the Company. Awards to 1993 Plan participants are not restricted to any specified form and may include stock options, securities convertible into or redeemable for stock, stock appreciation rights, stock purchase warrants, or other rights to acquire stock. The 1995 Plan is intended to qualify as an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code. Under the terms of the 1995 Plan, as amended, 300,000 shares of Common Stock are reserved for issuance to employees who have been employed by the Company for at least six months. The 1995 Plan provides for employees to purchase the Company’s Common Stock at a discount below market value, as defined by the 1995 Plan.
Equity Compensation Plan Information
      The following table shows outstanding options, their weighted-average exercise price and options remaining available for issuance under the Company’s existing compensation plans.
EQUITY COMPENSATION PLAN INFORMATION

Number of Securities
	Number of		Remaining Available
	Securities to be	Weighted-Average	For Future Issuance
	Issued upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category	and Rights (a)	Rights (b)	in Column (a)) (c)

Equity compensation plans approved by security holders	950,000 (1)	$7.62	333,000 (2)
Equity compensation plans not approved by security holders	—	—	—

Total	950,000	$7.62	333,000

(1)	Shares issuable pursuant to outstanding options (890,000) and nonvested stock units (60,000) under the Company’s 1993 Employee Stock Incentive Plan.

(2)	Represents shares of the Company’s Common Stock, which may be issued pursuant to future awards under the Company’s 1993 Employee Stock Incentive Plan.

Employment Agreements
      Effective April 11, 2005, the terms of employment for Douglas B. Otto were amended to reflect Mr. Otto’s resignation from his role as Chief Executive Officer and President. Mr. Otto will continue to be Chairman of the Board and will continue to be an executive officer of the Company through 2007. For 2005, Mr. Otto’s compensation is pro-rated to include a base salary of $345,000 per annum pro-rated for the period through April 10, 2005 and $104,000 per annum pro-rated for the period thereafter. His compensation also includes a target incentive bonus of $103,500, based upon the achievement of certain performance criteria. In the event that performance targets are surpassed, the bonus earned can exceed the target incentive bonus amount. If Mr. Otto’s employment agreement is terminated for any reason, including termination within two years of a Change in Control, the Company will pay Mr. Otto severance in the amount of three times his annual base salary in effect immediately prior to the time such termination occurs, plus the greater of (x) three times the targeted Incentive Bonus immediately prior to the time such termination occurs or (y) three times the average actual Incentive Bonus for the previous three years, whichever is greater.
      Effective January 1, 2004, the other Named Executive Officers entered into separate employment agreements with the Company, which will continue until December 31, 2005. The agreements provide for base salaries in the amounts of $168,000, $165,000, $167,000 and $125,000 for Constance X. Rishwain, M. Scott Ash, Patrick C. Devaney and Janice M. Howell, respectively, and target incentive bonuses in the amounts of $59,000, $58,000, $50,000 and $38,000, respectively. In the event that performance targets are surpassed, the bonus earned can exceed the target incentive bonus amount. The agreements also provide for severance payments to be made in the event of termination, excluding “For Cause” as defined therein, and including termination within two years of a Change in Control by the Company without cause or by the Named Executive Officers for good reason. The amount of severance pay ranges from one-half to one and one-half times the respective executive’s annual base salary plus, if there is a change in control, the greater of (x) one and one-half times the targeted Incentive Bonus immediately prior to the time such termination occurs or (y) one and one-half times the average actual Incentive Bonus for the previous three years, whichever is greater.
      Effective April 11, 2005, the Company entered into an employment agreement with Angel R. Martinez. The agreement, which expires December 31, 2008, provides that Mr. Martinez will serve as the Company’s Chief Executive Officer and President. For 2005, Mr. Martinez’s compensation includes a base salary of $345,000 per annum and a target incentive bonus of $103,500, based upon the achievement of certain performance criteria. In the event that performance targets are surpassed, the bonus earned can exceed the target incentive bonus amount. For 2005, the minimum incentive bonus is set at $165,000 per annum. The base salary increases to $400,000 for 2006 and may be reviewed prior to December 31, 2008, with appropriate adjustments being made. Mr. Martinez is also granted 50,000 unvested stock units as an incentive, which will vest quarterly between the third and fourth anniversary of employment. In the event that Mr. Martinez’s employment is terminated by the Company without “Cause”, or by the executive for “Good Reason”, or in the event of death or disability, all previously unvested stock units will automatically vest. The agreement also provides for severance payments to be made in the event of termination, excluding “For Cause” as defined therein, and including termination within two years of a Change in Control by the Company without cause or by the executive for good reason. The amount of severance pay ranges from one to two times the executive’s annual base salary plus, if there is a change in control, the greater of (x) two times the targeted incentive bonus immediately prior to the time such termination occurs or (y) two times the average actual incentive bonus for the previous three years, whichever is greater.
CERTAIN TRANSACTIONS
      In February 2002, we agreed to guarantee up to $1,000,000 of principal for a home construction bank loan of Doug Otto for up to three years, in order to avoid any need for Mr. Otto to sell a portion of his Common Stock in our Company. During May 2004, Mr. Otto repaid the loan in full and no payments were required to be made by the Company. After the passage of the Sarbanes-Oxley Act in July 2002, we are precluded from making such guarantees in the future.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION
      The Compensation Committee (the “Committee”) of the Board of Directors consists entirely of directors who have never served as officers or employees of the Company or any of its subsidiaries. The Committee determines and administers the compensation of the Company’s executive officers. Set forth below are the principal factors underlying the Committee’s philosophy used in setting compensation.
      Compensation Philosophy — At the direction of the Board of Directors, the Committee endeavors to ensure that the compensation programs for executive officers of the Company and its subsidiaries are competitive and consistent in order to attract and retain key executives critical to the Company’s long-term success. The Committee believes that the Company’s overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as stock options, stock awards and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management’s commitment to enhancement of profitability and stockholder value.
      The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the chief executive officer and other executive officers. The Committee considers such corporate performance measures as net sales, open orders, net income, earnings per share and similar quantitative measures. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. For 2004, the most important qualitative factors in determining incentive compensation awards to executive officers were the Committee’s assessments of their contributions to the Company’s sales, open orders, and earnings per share.
      The Committee also evaluates the total compensation of the Company’s chief executive officer and other executive officers in light of information regarding the compensation practices and corporate financial performance of similar companies in the Company’s industry. However, the Committee does not target a specific percentile range within the peer group compensation structure in determining compensation for executive officers. From time to time, the Committee also receives assessments and advice regarding the Company’s compensation practices from independent compensation consultants.
      Relationship of Performance to Compensation — Compensation that may be earned by the executive officers in any fiscal year consists of base salary, cash bonus and stock-based compensation. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. The Committee focuses primarily on total annual compensation, including incentive awards and cash bonuses, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.
      The executive officers receive incentive compensation awards based on individual goals and milestones established for each officer at the beginning of each year and other factors as determined by the Committee. Such officers receive compensation for the subsequent attainment of these goals.
      The Company’s 1993 Stock Incentive Plan (the “1993 Plan”) authorizes the Committee to make grants and awards of stock options, stock appreciation rights, nonvested stock units and other stock-based awards. The Committee grants such compensation to executive officers, as well as other employees and consultants of the Company and its subsidiaries below the executive officer level, as it deems appropriate.
      In approving grants and awards under the 1993 Plan, the quantitative and qualitative factors and industry comparisons outlined above will be considered. The number and type of awards previously granted to and held by executive officers is reviewed but is not an important factor in determining the size of current grants.
      To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread of exercise of non-qualified options) depend upon the timing of an executive’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee’s control also affect the deductibility of compensation.
      Beginning in December 2004, the Board of Directors and the Compensation Committee of the Company have determined to cease issuing stock options to directors, officers and employees of the Company and, rather, to issue nonvested stock units under the 1993 Plan to continue to align the interests of the directors, officers and employees with those of the stockholders at a lower cost than the previous stock option grants. As of December 20, 2004, officers and key employees will be eligible to receive nonvested stock units annually in an amount to be determined by the Board of Directors or the Compensation Committee. The vesting of the nonvested stock units will be as set forth in each grant and be dependent on the achievement of certain corporate milestones and continued employment with the Company for a designated period.
      Chief Executive Officer Compensation — Douglas B. Otto entered into an employment agreement, effective January 1992, and subsequently extended through 2007. For 2004, his employment agreement provided for an annual salary of $345,000, based on an assessment and recommendation performed by an independent compensation consultant. The amounts of Mr. Otto’s bonuses are determined by the Compensation Committee and are based upon a combination of factors, weighted heavily toward the sales, open orders and operating results of the Company. For 2004, Mr. Otto’s bonus was $1,476,000.
      For 2004, the Committee based the majority of Mr. Otto’s bonus on several criteria established at the beginning of the year, which were focused primarily on the Company’s ability to achieve targeted goals for sales, open orders and earnings. In 2004, under the direction of Mr. Otto, the Company exceeded the targeted goals for each of these areas. In 2004, the Company had record sales of $214.8 million and record operating income of $42.5 million; increased diluted EPS by 173%; improved the balance sheet by completing a follow-on stock offering which raised approximately $35 million and repaying all of the Company’s long-term debt; and experienced a 129% increase in stock price for the year.
      In December 2004 and in February 2005, the Committee established the compensation of the Company’s Chief Executive Officer and its other executive officers for fiscal year 2005. In each case, the Committee’s decision was based upon the principles and procedures outlined above.
Deductibility of Compensation
      Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the approval of the performance goals by the stockholders of the Company.
      The Company has not adopted any formal policy with respect to Section 162(m) of the Internal Revenue Code of 1986. However, the Compensation Committee generally structures compensation to be deductible and considers cost and value to the Company in making compensation decisions, which would result in non-deductibility. The Board has on occasion made decisions resulting in non-deductible compensation. The Company will not be able to deduct any compensation in excess of $1,000,000 paid to Douglas B. Otto in fiscal year 2004. The Compensation Committee believes that these payments were appropriate and in the best interests of the Company.

COMPENSATION COMMITTEE
Gene E. Burleson, Chairman
John M. Gibbons
Rex A. Licklider
Daniel L. Terheggen
      The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Compensation Committee Interlocks and Insider Participation
      As of the date of this Proxy Statement, the members of the Compensation Committee were Messrs. Burleson, Licklider, Gibbons and Terheggen, none of whom was an officer or employee of the Company or any of its subsidiaries during fiscal year 2004 or is a former officer or employee of the Company or any of its subsidiaries.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is currently composed of three directors, each of whom meets the independence and experience requirements of the Nasdaq Stock Market and the independence requirements of the SEC.
      Management is responsible for the preparation of the Company’s financial statements and financial reporting process including its system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing (i) an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented in conformity with accounting principles generally accepted in the United States and (ii) an opinion on whether management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee’s responsibility is to monitor and oversee these processes. The Board of Directors has determined that John M. Gibbons, the Chairman of the Audit Committee, is an audit committee financial expert and is independent.
      In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2004 consolidated financial statements and obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other items, information regarding the conduct of the audit of the Company’s consolidated financial statements. The Audit Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm’s independence from the Company and its management. The Audit Committee has further considered the compatibility of the services provided by KPMG LLP with that firm’s independence.
      The Audit Committee operates under a written charter, which was adopted by the Board and is assessed annually for adequacy by the Audit Committee. The Audit Committee held seven meetings during fiscal 2004, including meetings with the independent registered public accounting firm, both with and without management present. In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s registered public accounting firm is independent.

      Based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2004, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
John M. Gibbons, Chairman
Gene E. Burleson
Rex A. Licklider
      The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION
      Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the Nasdaq Composite Index and a peer group index for the five-year period commencing December 31, 1999 and ending December 31, 2004. The data represented below assumes $100 invested in each of the Company’s Common Stock, the Nasdaq Composite Index and the peer group index on December 31, 1999. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.
Comparison of Total Return (Assuming Dividend Reinvestment)

	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004

Deckers Outdoor Corporation	100.0	200.0	161.9	127.2	781.0	1790.1
Nasdaq Composite	100.0	62.9	50.1	35.0	52.6	57.0
Athletic Shoe Composite	100.0	182.3	141.7	143.9	216.0	263.8

*	Athletic Shoe Composite peer group index consisting of Saucony Inc., K-Swiss, Nike Inc., Reebok International Ltd., Rocky Shoes & Boots, Inc., The Stride Rite Corporation, The Timberland Company, Wolverine World Wide Inc., and Kenneth Cole Productions. In previous years, this peer group index also included Fila Holding SPA, which has been excluded from the index in all periods presented above, as its securities are no longer publicly-traded. Vans Inc., which was previously in our peer group index, was acquired by VF Corp in 2004 and has also been excluded.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following security ownership information is set forth, as of March 31, 2005, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s outstanding Common Stock and with respect to each director of the Company, each of the Named Executive Officers, and all current directors, nominees and executive officers as a group (twelve persons). Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company’s Common Stock.

Name and Address of	Amount and Nature of
Beneficial Owner (1)	Beneficial Ownership(2),(3),(7)	Percent of Class(3)

Douglas B. Otto(4)	1,923,722	15.2%
M. Scott Ash	17,000	*
Constance X. Rishwain	—	*
Patrick C. Devaney	2,162	*
Janice M. Howell	17,191	*
Rex A. Licklider(5)	224,208	1.8%
Gene E. Burleson	54,739	*
John M. Gibbons(6)	13,829	*
Daniel L. Terheggen	1,071	*
All directors and executive officers as a group (twelve persons)	2,264,378	17.8%
RS Investment Management Co LLC(8)	839,925	6.8%
Gilder Gagnon Howe & Co LLC(9)	654,858	5.3%

*	Percentage of shares beneficially owned does not exceed 1% of the class so owned.

(1)	The address of each beneficial owner is 495-A South Fairview Avenue, Goleta, California 93117, unless otherwise noted.

(2)	Unless otherwise noted, sole voting and dispositive power are possessed with respect to all shares of Common Stock owned.

(3)	Shares of Common Stock subject to options exercisable within 60 days after the Record Date are treated as issued and outstanding for the purpose of computing the percent of Common Stock owned by the holder of the option, but not for computing the percent of Common Stock owned by any other person.

(4)	Includes (a) 1,213,822 shares held by the Douglas B. Otto Trust as to which Mr. Otto has sole voting and investment power, (b) 138,750 shares held as trustee for the Tiffany Jade Otto Trust, of which Mr. Otto has sole voting and investment power, (c) 138,750 shares held as trustee for the Ty Dylan Bard Otto Trust, of which Mr. Otto has sole voting and investment power, (d) 38,400 shares held by the Edgecliff Foundation, a charitable foundation formed by Mr. Otto, of which Mr. Otto is the Chairman of the Board of Directors and (e) 59,000 shares held by Mr. Otto’s wife. Mr. Otto disclaims ownership of the shares held by his wife.

(5)	Includes 218,208 shares held by the Licklider Living Trust as to which Mr. Licklider has joint voting and investment power.

(6)	Includes 11,829 shares held by the Gibbons Living Trust as to which Mr. Gibbons has joint voting and investment power.

(7)	Includes shares under stock options that are presently exercisable or are exercisable within 60 days for the following: Douglas B. Otto — 335,000; M. Scott Ash — 17,000; Janice Howell — 11,300; Rex A. Licklider — 6,000; John M. Gibbons — 2,000; and all directors and executive officers as a group — 381,300.

(8)	Includes 839,925 shares held by RS Investment Management Co. LLC, RS Investment Management, L.P., and George R. Hecht as to which the beneficial owners have shared voting and dispositive power.

This information is based solely on a Schedule 13G filed by the parties on February 14, 2005 whose business address is 388 Market Street, Ste. 200, San Francisco, CA 94111.

(9)	Includes 11,947 shares held by Gilder, Gagnon, Howe and Co. LLC as to which the members have sole voting power and 654,858 shares as to which the members have shared dispositive power. This information is based solely on a Schedule 13G filed by the members on February 14, 2005. The LLC’s address is 1775 Broadway, 26th Floor, New York, NY 10019.

CODE OF ETHICS
      The Company has adopted a Code of Ethics applicable to all senior officers of the Company. The Code of Ethics appears as Exhibit 14.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. A copy of the Code of Ethics is available free of charge by writing to the Secretary of the Company at the Company’s office at 495-A South Fairview Avenue, Goleta, California 93117.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock (collectively “Section 16 Persons”) to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission as well as the Company.
      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Section 16 Person known to the Company that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its Section 16 Persons were complied with except that: (i) Rex A. Licklider, Gene E. Burleson, Daniel L. Terheggen and John M. Gibbons each filed a Form 4 on February 6, 2004, which reported transactions that were due to be reported on February 3, 2004; (ii) Rex A. Licklider, Daniel L. Terheggen and John M. Gibbons each filed a Form 4 on November 1, 2004, which reported transactions that were due to be reported on October 20, 2004; (iii) Gene E. Burleson filed a Form 4 on August 25, 2004 and December 6, 2004, which reported transactions that were due to be reported on August 19, 2004 and October 20, 2004, respectively; (iv) Daniel L. Terheggen filed a Form 4 on August 25, 2004, which reported transactions that were due to be reported on August 19, 2004; and (v) Rex A. Licklider filed a Form 4 on September 7, 2004, which reported transactions that were due to be reported on September 2, 2004.

PROPOSAL NO. 2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      For the 2004 fiscal year, KPMG LLP provided audit services, which included examination of the Company’s annual consolidated financial statements. The Audit Committee has selected KPMG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 2005. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of KPMG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.
      Although this appointment is not required to be submitted to a vote of the stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, which requires the affirmative vote of a majority of the outstanding shares of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, the Board of Directors will consider the selection of another independent registered public accounting firm.
      Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting of Stockholders. If the stockholders should not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
“FOR” THE RATIFICATION OF THE ELECTION OF KPMG LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Audit Fees and All Other Fees

Audit Fees
      Fees for audit services totaled approximately $962,000 in 2004 and $170,000 in 2003, including fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits required internationally, assistance with and review of documents filed with the Securities and Exchange Commission including services related to the Company’s follow-on public stock offering of $117,000 in 2004 and audit work associated with Section 404 of the Sarbanes-Oxley Act internal controls provisions of $625,000 in 2004 as well.

Audit-Related Fees
      The Company was not billed for any audit-related fees in 2004 or 2003.

Tax Fees
      Fees for tax services, including tax compliance, tax advice and tax planning for income taxes and customs matters, totaled approximately $255,000 in 2004 and $271,000 in 2003.
      KPMG LLP has advised the Company that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
      The Audit Committee administers the Company’s engagement of KPMG LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of KPMG LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent auditor to perform the services. The Audit Committee has determined that performance by KPMG LLP of the non-audit services listed above did not affect their independence.
      Prior to engagement, the Audit Committee pre-approves all independent auditor services. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires that those services be submitted to the committee for specific pre-approval before the Company can engage for them.
      The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated reports any pre-approval decisions to the Audit Committee at its next scheduled meeting.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2006 ANNUAL MEETING
      The Company’s Bylaws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate a candidate for election as director at an annual meeting of stockholders, must provide timely advance written notice. To be timely, a stockholder’s notice generally must be received at our principal executive offices on or before the date 90 days prior to the scheduled date of the annual meeting or, if it is a later date, on or before the date seven days after the Company first publishes notice of the annual meeting.
      In addition, SEC rules provide that a stockholder wishing to include a proposal in the proxy statement for the Company’s 2006 annual meeting must submit the proposal so that it is received by the Company at its principal executive office, attention Corporate Secretary, at 495-A South Fairview Avenue, Goleta, California 93117 no later than December 14, 2005. If the date of the 2006 annual meeting is advanced or delayed more than 30 days from the date of the 2005 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2006 annual meeting must be received by us within a reasonable time before the Company begins to print and mail the proxy statement for the 2006 annual meeting. Upon any determination that the date of the 2006 annual meeting will be advanced or delayed by more than 30 days from the date of the 2005 annual meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.
      SEC rules also govern a company’s ability to use discretionary proxy authority with respect to stockholder proposals that were not submitted to stockholders in time to be included in the proxy statement. In the event a stockholder proposal is not submitted to the Company on or before February 27, 2006, the proxies solicited by the Board for the 2006 annual meeting of stockholders will confer authority on the proxyholders to vote the shares in accordance with the recommendation of the Board if the proposal is presented at the 2006 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.
Procedures for Stockholder Nominations
      Under our Bylaws, a stockholder’s notice of a proposed nomination for director to be made at an annual meeting must include the following information:

•	the name and address of the stockholder proposing to make the nomination and of the person or persons to be nominated;

•	a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person nominated in the notice;

•	a description of all arrangements or understandings between the stockholder(s) supporting the nomination and each nominee;

•	any other information concerning the proposed nominee(s) that the Company would be required to include in the proxy statement if the Board of Directors made the nomination;

•	the consent of the nominee(s) to serve as director if elected.

      The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Stockholder nominations submitted in accordance with the requirements of the Bylaws will be forwarded to the Corporate Governance and Nominating Committee.
OTHER BUSINESS OF THE ANNUAL MEETING
      Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors and the ratification of the selection of the Company’s independent registered public accounting firm. However, inasmuch as matters of which management is not now aware may come before the meeting or any postponement or adjournment thereof, the Proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by Proxy directly on such matter. Upon receipt of such Proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.
COST OF SOLICITATION
      The solicitation of Proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such Proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons. The total estimated cost of the solicitation of Proxies is approximately $20,000.
ANNUAL REPORT ON FORM 10-K
      A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the proxy soliciting material. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of KPMG LLP, the Company’s independent registered public accounting firm.
      The Company will provide a copy of the exhibits to its Form 10-K for the fiscal year ended December 31, 2004 upon the written request of any beneficial owner of the Company’s securities as of the Record Date and reimbursement of the Company’s reasonable expenses. Such request should be addressed to the Secretary of the Company at the Company’s office at 495-A South Fairview Avenue, Goleta, California 93117.
      STOCKHOLDERS ARE URGED IMMEDIATELY TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

BY ORDER OF THE BOARD OF DIRECTORS

DOUGLAS B. OTTO
Chairman of the Board
Goleta, California
April 18, 2005

APPENDIX A
Deckers Outdoor Corporation
Charter
of the Audit Committee
of the Board of Directors

I.	Audit Committee Purpose
      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication among the independent auditors, management and the Board of Directors.
      The Audit Committee has the authority to conduct investigations appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as personnel of the Company. The Audit Committee has the authority to retain, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary to carry out its duties and responsibilities.

II.	Audit Committee Composition and Meetings
      Audit Committee members shall meet the requirements of the Nasdaq Stock Exchange, including Nasdaq Marketplace Rule 4350(d). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors. All members of the Audit Committee shall have a basic understanding of finance and accounting, as evidenced by their ability to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Financial management expertise shall mean past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.
      Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.
      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, through any of its members, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III.	Audit Committee Responsibilities and Duties

Review Procedures
      1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three (3) years in accordance with Securities and Exchange Commission (“SEC”) regulations.

      2. Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.
      3. In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.
      4. Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items the independent auditors are required to communicate in accordance with SAS 61 (see item 12). The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors
      5. Have the authority and responsibility for the appointment, compensation, retention and oversight of the work of the independent auditor, or any other firm engaged by the Company for the purpose of preparing or issuing an audit or attestation report on financial information of the Company, including resolution of disagreements between management and the auditor regarding financial reporting.
      6. Obtain from the independent auditor the report required by Section 10A(b) of the Securities Exchange Act of 1934.
      7. Obtain reports from management, the Company’s senior internal auditing executive, if any, and the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s code of conduct.
      8. Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.
      9. Approve the fees and other significant compensation to be paid to the independent auditors.
      10. Receive periodic reports from the independent auditor regarding the auditor’s independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take appropriate action to oversee the independence of the auditor.
      11. Review the independent auditors’ audit plan, and discuss scope, staffing, locations, reliance upon management and general audit approach.
      12. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. When appropriate, discuss certain matters required to be communicated to Audit Committees in accordance with AICPA SAS 61 and Section 204 of the Sarbanes-Oxley Act of 2002.
      13. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.
      14. Pre-approve all audit and permitted non-audit services to be performed by the independent auditor.

Legal Compliance
      15. When deemed appropriate in the discretion of the Audit Committee, or at least annually, review with the Company’s counsel (1) any legal matters that could have a significant impact on the organization’s financial statements, (2) the Company’s compliance with applicable laws and regulations, and (3) inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities
      16. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company’s annual proxy statement.
      17. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.
      18. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.
      19. Establish procedures, under confidential and anonymous submissions, for the receipt, retention and treatment of complaints regarding accounting, internal accounting control or auditing matters.

APPENDIX B
DECKERS OUTDOOR CORPORATION
CHARTER OF THE
CORPORATE GOVERNANCE AND
NOMINATING COMMITTEE

1.	PURPOSE
      The purpose of the Corporate Governance and Nominating Committee (the “Committee”) of Deckers Outdoor Corporation (the “Company”) is to help to ensure that the Board of Directors (the “Board”) is appropriately constituted to meet its fiduciary obligations to the Company and its shareholders, and that the Company has, and follows, appropriate governance standards. To carry out this purpose, the Committee shall:

(1) Develop and recommend to the Board a set of corporate governance principles applicable to the Company.

(2) Recommend the director nominees to be selected by the Board for the next annual meeting of shareholders.

(3) Identify individuals qualified to become Board members, consistent with criteria approved by the Board.

(4) Oversee the evaluation of the Board and management.

2.	COMMITTEE MEMBERSHIP AND ORGANIZATION
      The Committee shall be comprised of no fewer than three members and shall have the composition as permitted by Nasdaq Rule 4350(c)(3). The members of the Committee shall be appointed and replaced by the Board. The Board shall appoint one of the members as Chair.

3.	COMMITTEE RESPONSIBILITIES AND AUTHORITY
      To carry out its purposes expressed in Paragraph 1 above, the Committee shall have the following responsibilities and authority. Delegation by the Board of responsibilities to the Committee shall not preclude the Board from taking any action permitted to be taken under governing law, rules or regulations applicable to the Company.

(1) Evaluate the current composition, organization, size and governance of the Board and its committees; determine future requirements; make recommendations to the Board concerning the appointment of directors to committees of the Board; and recommend the selection of chairs of committees of the Board.

(2) Determine the desired qualifications, expertise and characteristics for potential directors and conduct searches for director candidates that have corresponding attributes. Evaluate, propose and approve nominees for election to the Board, and consider and evaluate shareholder nominees for election to the Board.

(3) Oversee the Board’s performance evaluation process, including conducting surveys of director observations, suggestions and preferences. The Committee shall also evaluate the participation of members of the Board in continuing education activities.

(4) Form and delegate authority to subcommittees, or delegate authority to members, when appropriate, provided that such subcommittees will be composed exclusively of members of this Committee and will operate pursuant to a published charter.

(5) Evaluate and recommend termination of service of individual members of the Board as appropriate, in accordance with the Board’s governance principles, for cause or for other proper reasons.

B-1

(6) Make regular written reports to the Board.

(7) Review and re-examine this Charter at least annually and make recommendations to the Board with respect to any proposed changes.

(8) Review annually the Company’s corporate governance guidelines and make recommendations to the Board with respect to any proposed changes.

(9) Annually report to the full Board regarding its own performance against the responsibilities outlined in this Charter and as otherwise established by the Board.

(10) Obtain advice, assistance, reports or opinions from internal or external legal, accounting or other advisors.

(11) Retain and terminate any search firm to be used to identify director candidates and approve the search firm’s fees and other retention terms

4.	MEETING AND MINUTES
      (1) The Committee will meet at least twice annually and will also meet, as required, in response to the needs of the Board and as necessary to fulfill its responsibilities.
      (2) The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

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PROXY

DECKERS OUTDOOR CORPORATION

495-A South Fairview Avenue
Goleta, California 93117

This Proxy is solicited on behalf of the Board of Directors of Deckers Outdoor Corporation. The undersigned hereby appoints Douglas B. Otto and M. Scott Ash, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of common stock of Deckers Outdoor Corporation held of record by the undersigned on March 25, 2005, at the Annual Meeting of Stockholders to be held on May 20, 2005 and any postponements or adjournments thereof.

PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

				FOR	WITHHOLD AUTHORITY to vote for the nominees listed below
1.	ELECTION OF CLASS III DIRECTORS: Instruction: To withhold authority to vote for a nominee listed below, strike a line through the nominee’s name.			☐	☐
	Nominees:	01 Douglas B. Otto 02 Gene E. Burleson
			FOR	AGAINST	ABSTAIN
2.	TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.		☐	☐	☐
WILL ATTEND
			If you plan to attend the Annual Meeting, please mark the WILL ATTEND box			☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

The Board of Directors recommends a vote “For” the election of each of the nominees, and “For” ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2005. All proposals to be acted upon are proposals of the Board of Directors. If any other business is properly presented at the Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, this Proxy shall be voted by the Proxyholders in accordance with the recommendations of a majority of the Board of Directors. At the date this Proxy Statement went to press, we did not anticipate any other matters would be raised at the Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Signature	Dated	2005

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

▲ FOLD AND DETACH HERE ▲